UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Sientra, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PROXY STATEMENT SUPPLEMENT

December 20, 2022

TO THE STOCKHOLDERS OF SIENTRA, INC.:

This corrective supplement to the additional materials dated December 20, 2022 (“Additional Materials”) to the definitive proxy statement (“Proxy Statement”) of Sientra, Inc. (the “Company”) corrects certain disclosures contained in the Additional Materials as follows.

The Additional Materials erroneously indicated in the third sentence of the first paragraph that the Special Meeting will reconvene on Wednesday, January 11, 2023. The correct date that the Special Meeting will reconvene is Thursday, January 12, 2023, at 9 a.m., Pacific Standard Time. All other information contained in the Proxy Statement and the Additional Materials remains unchanged.

Accordingly, the reference to Wednesday, January 11, 2023 is hereby replaced with Thursday, January 12, 2023.